Exhibit 5.1

ROPES & GRAY LLP ONE INTERNATIONAL PLACE BOSTON, MA 02110-2624 617-951-7000 F 617-951-7050 BOSTON NEW YORK PALO ALTO SAN FRANCISCO WASHINGTON, DC www.ropesgray.com

July 3, 2008

pSivida Corp.

400 Pleasant Street

Watertown, MA 02472

Re:	pSivida Corp.’s Post-Effective Amendment No. 1
to Form F-3 on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with Post-Effective Amendment No. 1 to Form F-3 on Form S-3 (the “Registration Statement”), including the prospectuses that are part of the Registration Statement (each a “Prospectus” and together, the “Prospectuses”), filed by pSivida Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about July 3, 2008 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers (i) 1,440,200 shares of common stock, $0.001 par value (“Common Stock”), of the Company issuable upon the exercise of warrants (the “Warrants”) issued pursuant to subscription agreements dated on or about July 2, 2007 between pSivida Limited and the purchasers named therein, the obligations under which Warrants were transferred to and assumed by the Company pursuant to an order of the Federal Court of Australia, such shares being referred to herein as the “Warrant Shares”, and (ii) up to an aggregate amount of $41,997,500 of (a) shares of Common Stock (the “Shelf Common Stock”), (b) shares of preferred stock (the “Shelf Preferred Stock”), (c) warrants to purchase shares of the Shelf Common Stock or CHESS Depositary Interests (the “Shelf Warrants”) and/or (d) units consisting of one or more of the Shelf Common Stock, the Shelf Preferred Stock or the Shelf Warrants, or any combination of such securities (the “Units” and collectively with the Shelf Common Stock, the Shelf Preferred Stock and the Shelf Warrants, the “Shelf Securities”).

The Shelf Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act, and the Prospectus applicable to the Shelf Securities (the “Shelf Prospectus”) provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Shelf Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of the Shelf Securities.

We have acted as counsel for the Company in connection with its preparation of the Registration Statement. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and instruments as we have deemed necessary.

The opinions expressed below are limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws.

pSivida Corp.	- 2 -	July 3, 2008

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1. When the Warrant Shares are issued out of the Company’s duly authorized Common Stock upon exercise of, and pursuant to the provisions of, the Warrants, and the Company has received the consideration therefor at a price at least equal to the par value thereof and in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

2. When the issuance and the terms of the sale of the shares of Shelf Common Stock have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation; the terms of issuance and sale of the shares of Shelf Common Stock have been duly established in conformity with the Company’s certificate of incorporation and by-laws so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; such shares have been issued and delivered against payment of the purchase price therefor in an amount at least equal to the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Shelf Prospectus and the related Prospectus Supplement; and, if issued as a component of a Unit or upon the conversion, exchange or exercise of shares of Shelf Preferred Stock or Shelf Warrants, when such shares have been duly issued and delivered as contemplated by the terms of the applicable instrument, certificate of designation or Shelf Warrant, the shares of Shelf Common Stock will be validly issued, fully paid and nonassessable.

3. When the issuance and the terms of the sale of the shares of Shelf Preferred Stock have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation; an appropriate certificate or certificates of designation relating to a series of the Shelf Preferred Stock to be sold under the Registration Statement has or have been duly authorized and adopted and filed with the Secretary of State of Delaware; the terms of issuance and sale of shares of such series of Shelf Preferred Stock have been duly established in conformity with the Company’s certificate of incorporation and by-laws so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; such shares have been issued and delivered against payment of the purchase price therefor in an amount at least equal to the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Shelf Prospectus and the related Prospectus Supplement; and, if issued as a component of a Unit, when such shares have been duly issued and delivered as contemplated by the terms of the applicable agreement or instrument, the shares of Shelf Preferred Stock will be validly issued, fully paid and nonassessable.

pSivida Corp.	- 3 -	July 3, 2008

4. When the issuance and the terms of the sale of the Shelf Warrants have been duly authorized by the board of directors of the Company; the terms of the Shelf Warrants and of their issuance and sale have been duly established so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; and the Shelf Warrants have been duly executed and issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Shelf Prospectus and the related Prospectus Supplement, the Shelf Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5. When the issuance and the terms of the sale of the Units have been duly authorized by the board of directors of the Company and duly established so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property, and the Units have been duly executed and issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Shelf Prospectus and the related Prospectus Supplement, the Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the SEC describing the Shelf Securities offered thereby and such Shelf Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement; (ii) a definitive purchase, underwriting or similar agreement with respect to such Shelf Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Shelf Securities will be duly authorized by all necessary corporate action by the Company and any other agreement pursuant to which such Shelf Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company is and will remain duly organized, validly existing and in good standing under applicable state law; and (v) the Company will have reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock and preferred stock, par value $0.001 per share, as is necessary to provide for the issuance of the shares of Shelf Common Stock and Shelf Preferred Stock pursuant to the Registration Statement.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is

pSivida Corp.	- 4 -	July 3, 2008

considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy. Our opinions expressed herein are also subject to the qualification that no term or provision shall be included in any Shelf Warrant or any other agreement or instrument pursuant to which any of the Shelf Securities are to be issued that would affect the validity of such opinions.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectuses under the captions “Legal Matters.” In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

It is understood that this opinion is to be used only while the Registration Statement is in effect.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray, LLP